SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 22, 2008

ARIEL WAY, INC.
(Exact name of registrant as specified in charter)

Florida	0-50051	65-0983277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220, Vienna, VA 22182
(Address of principal executive offices)

(703) 918-2420
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS.

On February 22, 2008, Ariel Way, Inc., completed the sale of its non-active subsidiary Enfotec, Inc. to Elsinore Group, Inc. a Delaware corporation pursuant to an Agreement and Plan of Merger entered into as of February 21, 2008. The cash proceeds for the sale was $1.00.

With this sale, we may reduce on our balance sheet recorded accounts payable and accrued expenses with approximately $204,893. Enfotec, Inc. has an accumulated deficit of approximately ($422,176).

The business and operation of Enfotec, Inc. ceased in 2005 and its value and assets have previously been written-off. Since July, 2007, we have been focused on developing and deploying solutions for digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless local networks. We have also been actively engaged in seeking a possible acquisition of a new operation that is strategic to our digital signage and multimedia communications solutions services. With the acquisition of Syrei Holding UK limited, we have acquired new profitable business.

Arne Dunhem, who is the President and CEO of Ariel Way, Inc., is also the President of Elsinore Group, Inc.

(d)	Exhibits Furnished.

99.1	Agreement and Plan of Merger, dated as of February 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.

Date: February 22, 2008	By:	/s/ Arne Dunhem
	Name:	Arne Dunhem
	Title:	President and Chief Executive Officer